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                                                                    EXHIBIT 10.4

                              AMENDMENT NUMBER TWO
                                     TO THE
                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                           INCENTIVE STOCK OPTION PLAN

         WHEREAS, Universal Compression Holdings, Inc., a Delaware corporation (the "Corporation"), previously adopted the Universal Compression Holdings, Inc. Incentive Stock Option Plan (the "Plan");

         WHEREAS, Section 17 of the Plan reserves to the Corporation the right to amend the Plan by action of its Board of Directors (the "Board"); and

         WHEREAS, the Corporation desires to amend the Plan in certain respects.

         NOW, THEREFORE, pursuant to the power of amendment reserved in Section 17 of the Plan, the Board amends the Plan as follows:

                                       1.

         Section 7 of the Plan is hereby amended, as of the date of adoption of this Amendment, to add the following new sentence to the end thereof:

         No Participant in any calendar year shall be granted an Option to purchase more than 100,000 shares of Common Stock (subject to adjustment as provided in Section 10(h)).

                                       2.

         Section 10(c) of the Plan is hereby amended in its entirety, as of the date of adoption of this Amendment, to provide as follows:

                  (c) Exercise of Option. Unless otherwise set forth in the written agreement evidencing the Option, each Option shall become exercisable in accordance with the following schedule:

                  Years from Grant Date                Amount Exercisable
                  ---------------------                ------------------
                       1 year                                33 1/3%
                       2 years                               33 1/3%
                       3 years                               33 1/3%

         Notwithstanding the foregoing, if the written agreement evidencing an Option so provides, the Option shall become immediately exercisable upon: (i) a public offering of Common Stock of the Corporation; (ii) the acquisition by any Person, other than an Affiliate of Castle Harlan Partners III, L.P., of fifty one percent (51%) or more of the Common Stock of the Corporation; or (iii) a sale of all or substantially all of the assets of the Corporation.


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                                       3.

         Section 10(d) of the Plan is hereby amended in its entirety, as of the date of adoption of this Amendment, to provide as follows:

                  (d) Payment of Option Price Upon Exercise. The purchase price of the shares of Common Stock as to which an Option shall be exercised shall be paid to the Corporation at the time of exercise: (i) in cash;
         (ii) with the consent of the Board, by delivery of a promissory note to the Corporation payable over a three (3) year period and bearing interest at the prime rate; (iii) with the consent of the Administrator, by delivery of shares of Common Stock owned by the Participant having a Fair Market Value (as defined and determined by Section 2 hereof) equal in amount to the aggregate exercise price of the Option being exercised; (iv) by any combination of (i), (ii) and
         (iii); or (v) with the consent of the Administrator, by cancellation of a portion of the Option as determined by the Administrator.

                                       4.

         Section 10(e) of the Plan is hereby amended in its entirety, as of the date of adoption of this Amendment, to provide as follows:

                  (e) Termination of Employment. Unless otherwise set forth in the written agreement evidencing the Option, (i) in the event the employment of a Participant terminates on account of death, Disability or retirement after age 65, (A) the Options that have been granted to such Participant and that are exercisable as of the date of the Participant's termination of employment may be exercised by such Participant, or his representative, within three (3) months after termination of employment and shall then terminate, and (B) the Options that have been granted to such Participant and that are not exercisable as of the date of the Participant's termination of employment shall terminate as of such date; (ii) in the event the employment of a Participant terminates for Cause, or a Participant voluntarily resigns his or her employment, the Options granted to such Participant, whether or not exercisable as of the date of the Participant's termination of employment, shall terminate on the date of termination; and (iii) in the event the employment of a Participant terminates for any reason other than death, Disability, retirement after age 65, Cause, or voluntary resignation, (A) the Options that have been granted to such Participant and that are exercisable as of the date of the Participant's termination of employment may be exercised by such Participant, or his representative, within thirty (30) days after termination of employment and shall then terminate, and (B) the Options that have been granted to such Participant and that are not exercisable as of the date of the Participant's termination of employment shall terminate as of such date.


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                                       5.

         Section 10(h) of the Plan is hereby amended in its entirety, as of the date of adoption of this Amendment, to provide as follows:

         The aggregate number and/or class of shares which may be available for the grant of Options, the annual grant cap described in Section 7, and the number, class of and/or option price of shares subject to outstanding Options shall be adjusted by the Administrator to reflect a change in the capitalization of the Corporation resulting from a stock dividend or split, and may be adjusted by the Administrator to reflect a change in the capitalization of the Corporation resulting from a merger, consolidation, acquisition, separation (including a spin-off or spin-out), reorganization or liquidation; provided that the number of shares subject to any Option shall always be a whole number. Notwithstanding the foregoing, the issuance by the Corporation of shares of any class or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the shares authorized for issuance under Section 4 or the shares subject to outstanding Options.

                                       6.

         Section 10(k) of the Plan is hereby amended, as of the date of adoption of this Amendment, to add the following new sentence to the end thereof:

         In addition, in the event the Stockholders Agreement terminates, certificates representing the shares of Common Stock issued pursuant to the Option may be issued omitting that portion of the restrictive legend stating that such shares are subject to the Stockholders Agreement and the availability of a copy of such agreement.

         IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation certifies that the Board adopted this Amendment Number Two on May 15, 2000.


                                          /s/ Ernie L. Danner
                                          --------------------------------------
                                          Name: Ernie L. Danner
                                                --------------------------------
                                          Title: Executive Vice President
                                                --------------------------------